UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2022

PAVMED INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed under Item 5.07 is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 21, 2022, PAVmed Inc. (the “Company”) held an annual meeting of stockholders (the “2022 Annual Meeting”). Stockholders representing approximately 71.3% of the shares outstanding and entitled to vote were present in person or by proxy. At the 2022 Annual Meeting, the stockholders elected each of management’s nominees for director, selected a frequency of three years for future “say-on-pay” votes, and approved each of the other matters considered. A description of the matters considered by the stockholders and a tally of the votes on each such matter are set forth below.

1. The election of three members of the Company’s board of directors (the “Board”) as Class C directors, to hold office until the third succeeding annual meeting and until their respective successors are duly elected and qualified. The Board is divided into three classes, Class A, Class B and Class C. As of the 2022 Annual Meeting, there were three directors in Class C, Lishan Aklog, M.D., Michael J. Glennon and Joan B. Harvey, whose terms expired at the 2022 Annual Meeting, two directors in Class A, Ronald M. Sparks and Timothy Baxter, whose terms expire at the 2023 annual meeting of stockholders, and two directors in Class B, James L. Cox, M.D. and Debra J. White, whose terms expire at the 2024 annual meeting of stockholders. Management nominated Dr. Aklog, Mr. Glennon and Ms. Harvey for re-election as Class C directors. Each of management’s nominees for director was elected, as follows:

Name	For	Authority Withheld	Broker Non-Votes
Lishan Aklog, M.D.	35,262,315	920,495	26,501,575
Michael J. Glennon	31,231,078	4,951,732	26,501,575
Joan B. Harvey	35,329,674	853,136	26,501,575

2. A proposal to approve, for the purposes of Listing Rule 5635 of The Nasdaq Stock Market LLC, the issuance of shares of the Company’s common stock under the Senior Secured Convertible Notes (the “March 2022 Notes”) issued or issuable by the Company pursuant to the Securities Purchase Agreement, dated as of March 31, 2022 (the “March 2022 SPA”). The issuance of shares was approved, as follows:

For	Against	Abstain	Broker Non-Votes
32,828,490	3,012,646	341,674	26,501,575

A fuller description of the transaction is set forth on pages 7 to 11 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 2, 2022 (the “Definitive Proxy Statement”), which description is incorporated herein by reference. The description of the transaction from the Definitive Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the March 2022 Notes and the March 2022 SPA, which are included as Exhibits 4.1 and 10.1 to the Current Report on Form 10-K filed by the Company on April 4, 2022 and are incorporated herein by reference.

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3. A proposal to approve an amendment to the Company’s certificate of incorporation, as amended (the “Charter”), to increase the total number of shares of common stock the Company is authorized to issue by 100,000,000 shares, from 150,000,000 shares to 250,000,000 shares. The amendment to the Charter was approved, as follows:

For	Against	Abstain	Broker Non-Votes
50,417,097	11,391,308	875,980	—

A fuller description of the amendment to the Charter is set forth on pages 12 to 13 of the Definitive Proxy Statement, which description is incorporated herein by reference. The description of the amendment to the Charter does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is included as Exhibit 3.1 to this current report on Form 8-K and is incorporated herein by reference.

A certificate of amendment reflecting the amendment to the Charter was filed with the Delaware Secretary of State on June 21, 2022 and became effective on such date.

4. A proposal to approve, on an advisory basis, the compensation of the Company’s principal executive officer and two highest-paid executive officers other than the principal executive officer (collectively, the “Named Executive Officers”) as disclosed in the Definitive Proxy Statement. The compensation of the Named Executive Officers was approved, as follows:

For	Against	Abstain	Broker Non-Votes
24,345,481	11,557,848	279,381	26,501,575

5. A proposal to select, on an advisory basis, the frequency of future “say-on-pay” votes. A frequency of three years was selected, as follows:

3 years	2 years	1 year	Abstain	Broker Non- Votes
22,859,025	1,174,427	11,583,090	566,268	26,501,575

In light of the vote, the Company has decided to hold future “say-on-pay” votes every three years until 2028, which is the year of the next required vote on the frequency of “say-on-pay” votes.

6. A proposal to ratify the appointment of Marcum LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2022. The ratification of the appointment of Marcum LLP was approved, as follows:

For	Against	Abstain	Broker Non-Votes
61,504,865	926,604	252,916	—

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation dated June 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2022	PAVMED INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
President and Chief Financial Officer

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